Exhibit (s)(1)

POWER OF ATTORNEY

We, the undersigned Directors or Trustees, as the case may be, of the following companies:

AB Private Credit Fund

in addition to any other company for which AB Private Credit Investors LLC (“AB-PCI”) or an affiliate acts as investment adviser and for which the undersigned individuals serve as Directors or Trustees (collectively, the “Funds”), hereby revoke all previous powers of attorney we have given to sign and otherwise act in our names and behalf in matters involving any company for which AB-PCI or an affiliate acts as investment adviser and hereby constitute and appoint J. Brent Humphries, Wesley Raper and Leon Hirth, each of them singly, our true and lawful attorneys-in-fact, with full power of substitution, and with full power to each of them, to sign for us and in our names in the appropriate capacities, all Registration Statements of the Funds on Form N-2, or any successors thereto, any and all subsequent Amendments, Pre-Effective Amendments, or Post-Effective Amendments to said Registration Statements or any successors thereto, and any supplements or other instruments in connection therewith, and generally to do all such things in our names and behalf in connection therewith as said attorneys–in-fact deem necessary or appropriate, to comply with the provisions of the Securities Act of 1933 and the Investment Company Act of 1940, and all related requirements of the Securities and Exchange Commission. We hereby ratify and confirm all that said attorneys-in-fact or their substitutes may do or cause to be done by virtue hereof. This power of attorney is effective for all documents filed on or after June 17, 2024.

[Signature Page Follows]

WITNESS our hands on this 17th day of June, 2024.

/s/ Matthew Bass
Matthew Bass

/s/ John G. Jordan
John G. Jordan

/s/ Richard S. Pontin
Richard S. Pontin

/s/ Terry Sebastian
Terry Sebastian

[Signature Page to AB LEND Form N-2 Power of Attorney]